UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2008 (April 30, 2008)

FREESCALE SEMICONDUCTOR HOLDINGS I, LTD.

(Exact name of registrant as specified in its charter)

Bermuda	333-141128-05	98-0522138
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6501 William Cannon Drive West, Austin, Texas 78735

(Address of principal executive offices, including zip code)

(512) 895-2000

(Registrant’s telephone number, including area code)

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5–Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) In connection with Michel Mayer’s separation from Freescale Holdings, LP (the “Parent”), the parent of Freescale Semiconductor Holdings I, Ltd. (the “Company”) and pursuant to the separation and release agreement, dated February 12, 2008, between Mr. Mayer and Freescale Semiconductor, Inc., an indirect subsidiary of the Company, on April 30, 2008, Parent entered into a repurchase letter agreement (the “Agreement”) with Michel Mayer, setting forth the terms of the repurchase by Parent of Mr. Mayer’s 5,000 Class A limited partnership interests of Parent (the “Interests”). Under the Agreement, Mr. Mayer will receive $5,430,175 as the aggregate purchase price for the Interests.

A copy of the Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Repurchase Letter Agreement, dated April 30, 2008, between the Parent and Michel Mayer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREESCALE SEMICONDUCTOR HOLDINGS I, LTD.

By:	/s/ John D. Torres
Name:	John D. Torres
Title:	General Counsel and Assistant Secretary

Date: May 6, 2008

Exhibit Index

Exhibit Number	Description
10.1	Repurchase Letter Agreement, dated April 30, 2008, between the Parent and Michel Mayer